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Exhibit 99.3

MIDWEST GENERATION, LLC
MIDWEST FINANCE CORP.

        OFFER FOR ALL OUTSTANDING
$1,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF
8.75% SECOND PRIORITY SENIOR SECURED NOTES
DUE 2034 (CUSIPS 59833B AA 2, U60027 AA 4
AND US59833B AC 8)
IN EXCHANGE FOR
$1,000,000,000 AGGREGATE PRINCIPAL AMOUNT OF
8.75% SECOND PRIORITY SENIOR SECURED NOTES DUE 2034
WHICH HAVE BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED,
PURSUANT TO THE PROSPECTUS, DATED                        , 2004

To Our Clients:

        Enclosed for your consideration is a Prospectus, dated                        , 2004 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Midwest Generation, LLC and Midwest Finance Corp. (the "Co-Issuers") to exchange its 8.75% Second Priority Senior Secured Notes due 2034, which have been registered under the Securities Act of 1933, as amended, for its outstanding 8.75% Second Priority Senior Secured Notes due 2034 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Co-Issuers contained in the Registration Rights Agreement, dated April 27, 2004, among the Co-Issuers and Credit Suisse First Boston LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the several initial purchasers.

        This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on            , 2004, unless extended by Midwest Generation, LLC. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

        Your attention is directed to the following:

          1.     The Exchange Offer is for any and all Old Notes.

          2.     The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer—Conditions to the Exchange Offer."

          3.     Any transfer taxes incident to the transfer of Old Notes from the holder to the Co-Issuers will be paid by the Co-Issuers, except as otherwise provided in the Instructions in the Letter of Transmittal.

          4.     The Exchange Offer expires at 5:00 p.m., New York City time, on            , 2004, unless extended by Midwest Generation, LLC.

        If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Midwest Generation, LLC and Midwest Finance Corp. with respect to its Old Notes.

        This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

        The undersigned expressly agrees to be bound by the enclosed Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

        ☐        Please tender the Old Notes held by you for my account as indicated below:

8.75% Second Priority Senior Secured Notes due 2034

$	(Aggregate Principal Amount of Old Notes)

        ☐        Please do not tender any Old Notes held by you for my account.

Dated:	, 2004

Signature(s):
Print Name(s) here:
Print Address(es):
Area Code and Telephone Number(s):
Tax Identification or Social Security Number(s):

        None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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MIDWEST GENERATION, LLC MIDWEST FINANCE CORP.
INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER